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                                                                  EXHIBIT 10.13

                AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

         THIS AMENDED AND RESTATED LOAN SECURITY AGREEMENT is dated March 18, 1999, between MARINEMAX, INC., a Delaware corporation ("Company"), BASSETT BOAT COMPANY OF FLORIDA, a Florida corporation, GULFWIND SOUTH, INC., a Florida corporation, GULFWIND USA, INC., a Florida corporation, MARINEMAX MOTOR YACHTS, INC., a Delaware corporation, MARINEMAX OF BREVARD COUNTY, INC., a Delaware corporation, STOVALL MARINE, INC., a Georgia corporation, MARINEMAX OF TREASURE COVE, INC., a Delaware corporation, MARINEMAX OF NORTH CAROLINA, INC., a North Carolina corporation, C & N MARINE CORPORATION, a Minnesota corporation, and COCHRANS MARINE, INC., a Minnesota corporation (singularly, a "Dealer", collectively, "Dealers") and NATIONSCREDIT DISTRIBUTION FINANCE, INC., a North Carolina corporation with its principal place of business at 1355 Windward Concourse, Alpharetta, Georgia 30005 and NATIONSBANK, N.A., a national banking association (together "Lender") amending and restating in its entirety the Loan and Security Agreement dated April 7, 1998, amended by Amendment No.1 to Loan and Security Agreement dated January 5, 1999.

                                   WITNESSETH:

         WHEREAS, Borrowers' have requested a credit facility up to $105,000,000 from Lender, and Lender has agreed to provide such facility on the terms set forth herein;

         NOW, THEREFORE, for valuable consideration hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         1.01. DEFINITIONS. As used in this Agreement, the following terms have the respective meanings indicated below (such meanings to be applicable equally to both the singular and plural forms of such terms):

         "Account" means accounts, receivables, chattel paper and other rights to payment arising from the sale or lease of goods or provision of services in the ordinary course of business, including all amounts payable by, and rights and claims against, any manufacturer or vendor of Inventory, such as volume purchase discounts, advertising rebates, price protection, warranty work, incentives and credits.

         "Advance" means an advance made by Lender to Borrowers pursuant to
Section 2.01 hereof.

         "Affiliate" means a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with another Person.

         "Approved Vendor" means a manufacturer or vendor that is (a) requested by Borrowers to Lender, in writing, for establishment of a direct floorplan funding arrangement under this Agreement, and (b) approved by Lender.

         "Borrowers" mean the Company and the Dealers.

         "Borrowing Base" means the sum of the following for the Dealers, determined on a consolidated basis: (a) the lesser of $105,000,000 or the sum of
(i) 100% of the cost (including freight charges) of Eligible New Inventory that is aged less than 366 days from date of delivery to the Dealers, plus (ii) 90% of the cost (including freight charges) of Eligible New Inventory that is aged more than 365 days, but not more than 730 days, from date of delivery to the Dealers, (b) the lesser of $25,000,000 or the sum of (i) 80% of NADA Wholesale Value of Eligible Used Inventory that has been held by the Dealers for not more than 180 days, plus (ii) 72% of the NADA Wholesale Value of Eligible Used Inventory that has been held by the Dealers for more than 180 days, but not more than 365 days, (c) the lesser of $15,000,000 or 75% of the cost (excluding freight charges) of Eligible Parts Inventory, plus (d) the lesser of $25,000,000 or 80% of the net book value of Eligible Accounts.

         "Borrowing Base Certificate" means a certificate in the form of Exhibit A hereto (as modified with the consent of Lender from time to time), in form and detail satisfactory to Lender.
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         "Business Day" means a day of the year on which banks are open for business in Atlanta, Georgia.

         "Capital Lease" means any capital lease or sublease, as defined in accordance with GAAP.

         "Change in Control" means an acquisition by any person or entity of more than 5.0% of the beneficial ownership of the voting stock of Company, except acquisitions (a) by Richard Bassett, Louis DelHomme, William H. McGill, Jr., Jerry Marshall, Richard C. LaManna, or any of their family members or trusts, (b) by Brunswick Corporation, or any of its Subsidiaries, or (c) consummated after receipt of Lender's prior written consent, which shall not be unreasonably withheld.

         "Collateral" has the meaning set forth in Section 4.01 hereof.

         "Committed Advance" means an unfunded approval that has been issued to an Approved Vendor by Lender, pursuant to which Lender commits to fund a Dealer's obligations under a purchase order submitted by a Dealer to such Approved Vendor.

         "Commitment" means $105,000,000.

         "Company" means MarineMax, Inc., a Delaware corporation.

         "Compliance Certificate" means a certificate of an officer of Company acceptable to Lender, and in form and substance satisfactory to Lender, (a) certifying that such officer has no knowledge that a material Default or material Event of Default has occurred and is continuing, or if a material Default or material Event of Default has occurred and is continuing, a statement as to the nature thereof and the action being taken or proposed to be taken with respect thereto, and (b) setting forth detailed calculations with respect to the covenants described in Section 6.01(a), (b) and (c) hereof.

         "Consolidated Collateral" means the following assets of the Dealers, whether now owned or hereafter acquired and wherever located: (a) all Accounts;
(b) all Inventory; (c) all other goods, equipment, fixtures and furniture; and
(d) all insurance policies and proceeds relating to the foregoing; all books and records relating to the foregoing; and all proceeds and products of the foregoing.

         "Contingent Liability" means, as to any Person, any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Debt or obligation of another in any manner, whether directly or indirectly, including without limitation any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or any security for the payment of thereof, (b) to purchase Property or services for the purpose of assuring the owner of such Debt of its payment, or (c) to maintain the solvency, working capital, equity, cash flow, fixed charge or other coverage ratio, or any other financial condition of the primary obligor so as to enable the primary obligor to pay any Debt or to comply with any agreement relating to any Debt or obligation.

         "Current Ratio" means the ratio, calculated for Company and its Subsidiaries on a consolidated basis, of (a) cash plus accounts receivable plus inventory plus prepaid expenses, as defined in accordance with GAAP, to (b) current liabilities determined in accordance with GAAP.

         "Dealers" mean Bassett Boat Company of Florida, a Florida corporation. Gulfwind South, Inc., a Florida corporation, Gulfwind USA, Inc., a Florida corporation, MarineMax Motor Yachts, Inc., a Delaware corporation, MarineMax of Brevard County, Inc., a Delaware corporation, Stovall Marine, Inc., a Georgia, corporation, MarineMax of Treasure Cove, Inc., a Delaware corporation, MarineMax of North Carolina, Inc. a North Carolina corporation, C & N Marine Corporation, a Minnesota corporation, and Cochrans Marine, Inc., a Minnesota corporation. A single dealer is referred to herein as a "Dealer"

         "Debt" means all obligations, contingent or otherwise, which in accordance with GAAP should be classified on the balance sheet as liabilities, and in any event including Capital Leases, Contingent Liabilities that are required to be disclosed and quantified in notes to financial statements in accordance with GAAP, and liabilities secured by any Lien on any Property, regardless of whether such secured liability is with or without recourse.

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         "Default" means any event specified in Section 7.01 hereof, for which any requirement for the giving of notice or lapse of time has not yet been satisfied.

         "Eligible Account" means an Account of a Dealer that:

         (a) constitutes amounts payable by a vendor or manufacturer of Inventory for returns, volume purchase discounts, advertising rebates, price protection, warranty work, incentives, credits or similar items, or is any other Account approved by Lender from time to time;
          (b) is subject to a perfected, first priority Lien in favor of Lender, free from any other Lien;
          (c) has not remained unpaid more than 90 days, and can be confirmed with the vendor or manufacturer by Lender;
          (d) when aggregated with all other Accounts payable by the Account obligor (excluding Brunswick Corporation and its Subsidiaries), does not exceed 5% of total Accounts, unless Lender has specifically approved the concentration level for such obligor;
          (e) is not owing by an Account obligor located or otherwise resident outside the United States;
          (f) is not payable by an Account obligor who has suspended business, has made an assignment for the benefit of creditors, is insolvent, or is the subject of a voluntary or involuntary proceeding under any bankruptcy law or other law for the relief of debtors;
          (g) is not subject to any material condition, contingency, allowance, defense, dispute, off-set or counterclaim; and
          (h) otherwise constitutes collateral reasonably acceptable to Lender for borrowing purposes.

         "Eligible New Inventory" means Inventory of the Dealers that (a) is subject to a perfected, first priority Lien in favor of Lender, free from any other Lien other than those acceptable to Lender in its sole discretion, (b) is located at the Dealer's facilities, or was delivered to a retail purchaser within the last six business days, or was delivered within the last 10 business days under a purchase agreement for a lease transaction, (c) does not constitute Used Inventory or Eligible Parts Inventory, and (d) otherwise constitutes collateral reasonably acceptable to Lender for borrowing purposes.

         "Eligible Parts Inventory" means Inventory of the Dealers that (a) consists of parts and accessories for boats and trailers, (b) is subject to a perfected, first priority Lien in favor of Lender, free from any other Lien other than those acceptable to Lender in its sole discretion, (b) is located at any of the Dealers' facilities, (c) does not constitute Eligible New Inventory or Used Inventory, and (d) otherwise constitutes collateral reasonably acceptable to Lender for borrowing purposes.

         "Eligible Used Inventory" means Used Inventory of the Dealers that (a) is subject to a perfected, first priority Lien in favor of Lender, free from any other Lien other than those acceptable to Lender in its sole discretion, (b) is located at the Dealer's facilities, or was delivered to a retail purchaser within the last six business days, or was delivered within the last 10 business days under a purchase agreement for a lease transaction, (c) does not constitute Eligible New Inventory or Eligible Parts Inventory, and (d) otherwise constitutes collateral reasonably acceptable to Lender for borrowing purposes.

         "Environmental Law" means any Law or other authorization or requirement of any Governmental Body relating to actual or threatened emissions, discharges or releases of pollutants, contaminants, or hazardous or toxic materials, or otherwise relating to pollution or the protection of the environment.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rulings and regulations issued thereunder, as from time to time in effect.

         "Event of Default" means any of the events specified in Section 7.01 of this Agreement, provided any requirement for the giving of notice or lapse of time has been satisfied.

         "Fixed Charges Coverage Ratio" means the ratio, calculated for Company and its Subsidiaries on a consolidated basis, of (a) pre-tax net income plus interest expense, to (b) interest expense plus amounts paid or scheduled to be paid on funded debt (excluding revolving loans owing hereunder) and Capital Leases, all determined in accordance with GAAP. This ratio shall be measured for the most recent 12 month period (determined during the first fiscal year on an annualized basis from the date of the initial public offering of the Company's common stock).


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         "GAAP" means generally accepted accounting principles applied on a consistent basis.

         "Governmental Body" means any governmental official, or state, commonwealth, federal, foreign, territorial, or other court or governmental body, including any subdivision, agency, department, commission, board, bureau or instrumentality.

         "Hazardous Materials" means any substances or materials subject to any Environmental Law, including without limitation materials listed in 49 C.F.R.
Section 172.101, hazardous waste as defined in the Clean Water Act, 33 U.S.C.
Section 1251 et seq., the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., the Resource Conservation Recovery Act, 42 U.S.C. Section 6901 et seq. or the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., explosive or radioactive materials, hazardous or toxic wastes or substances, petroleum or petroleum distillates, asbestos or material containing asbestos, or any other materials or substances designated as hazardous or toxic under any federal, state or local Law.

         "Interest Payment Date" means the 15th day of each calendar month, commencing April 15, 1999.

         "Inventory" means inventory and goods held for sale or lease in the ordinary course of business, raw materials, work in process, and materials used or consumed in the business; returned and repossessed goods; replacements and substitutions therefor; and parts, additions and accessions relating thereto.

         "Investment" means any acquisition of all or substantially all assets of any Person, or any acquisition of, or beneficial interest in, partnership or membership interests, capital stock or other securities of any Person, or any advance or capital contribution to or other investment in any Person (except advances to employees for moving and travel expenses, drawing accounts and similar expenditures in the ordinary course of business).

         "Law" means any law, regulation, order or decree of any Governmental Body.

         "Lender" means NationsCredit Distribution Finance, Inc., a North Carolina corporation and NationsBank, N.A., a national banking association.

         "Leverage Ratio" means the ratio, calculated for the Company and its Subsidiaries on a consolidated basis, of total liabilities determined in accordance with GAAP, to Tangible Net Worth.

         "LIBOR" means the 90 day London Interbank Offered Rate published in the Eastern Edition of the Wall Street Journal on the last business day of Lender's accounting month, effective for the next accounting month.

         "License" means any license, permit or other authorization by any Governmental Body or third Person necessary or appropriate for Company or any of its Subsidiaries to own or operate their businesses or Properties.

         "Lien" means any security interest, lien, pledge, encumbrance, charge or adverse claim of any kind, including without limitation any agreement to give or not to give any lien, or any conditional sale or other title retention agreement.

         "Litigation" means any proceeding, claim or investigation by or before any Governmental Body.

         "Loan Papers" means this Agreement, and all financing statements, certificates, instruments and agreements delivered by any Person hereunder, as they are modified or extended in accordance with their terms.

         "Material Adverse Change" means a material and adverse change in Company's and the Subsidiaries' financial condition, Properties or business operations, taken as a whole.

         "NADA Wholesale Value" means the wholesale value published in the most recent NADA Small Boat Appraisal Guide, but if no wholesale value is available for the boat in such guide, then it shall be the wholesale value published in the most recent BUC Used Boat Price Guide.

         "Operating Lease" means any operating lease or sublease, as defined in accordance with GAAP.


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         "Person" means an individual, partnership, joint venture, corporation, limited liability company, trust, Governmental Body, association, unincorporated organization or other entity.

         "Plan" means any single employer plan, multiple employer plan or multi-employer plan, within the meaning of ERISA, established by Company or any of its Subsidiaries, or otherwise maintained at any time for any of Company's and its Subsidiaries' employees.

         "Property" means all types of real, personal, tangible or intangible property.

         "Retail Paper" means chattel paper and other instruments arising from Company's or any of its Subsidiaries' sale or lease of goods or provision of services in the ordinary course of business.

         "Rights" means rights, remedies, powers and privileges.

         "Solvent" means, with respect to any Person, that on such date (a) the fair value of the Property of such Person is greater than the total amount of liabilities (including Contingent Liabilities) of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's Property would constitute an unreasonably small capital.

         "Subsidiary" means, as to any Person, any corporation or limited liability company at least 50% of whose securities having ordinary voting power (other than securities having such power only by reason of happening of a contingency) are owned by such Person, or one or more Subsidiaries of that Person, or a combination thereof.

         "Tangible Net Worth" means, calculated for Company and its Subsidiaries on a consolidated basis, shareholders' equity determined in accordance with GAAP, minus items treated as intangibles under GAAP, amounts owing by any employee, officer or other affiliate, and any other asset that cannot be identified as tangible to Lender's satisfaction.

         "Taxes" means all taxes, assessments, fees or other charges imposed by any Law or Governmental Body.

         "Termination Date" means April 1, 2001.

         "Used Inventory" means Inventory of the Dealers that has been (a) previously sold at retail, (b) registered, documented or titled in any state or jurisdiction, (c) purchased or acquired by the Dealers from a source other than the manufacturer, or (d) held by the Dealers for more than two years (and in the case of Inventory covered by this clause (d), then the Dealers shall be deemed to have held such Inventory as "Used Inventory" only from such two year date onward).

                                   ARTICLE II

                                    ADVANCES

         2.01.    ADVANCES.

         (a) Lender shall, subject to the terms and conditions set forth herein, make Advances to the Borrowers from time to time until the Termination Date, to fund the Dealers' acquisition of Inventory and for Company's general working capital and operational purposes. Borrowers may borrow, repay and reborrow in accordance with this Agreement. In no event may total outstanding Advances, plus all Committed Advances, exceed the Commitment.

         (b) Borrowers may use the proceeds of Advances to fund the Dealers' acquisition of Inventory, for working capital purposes and for other purposes satisfactory to Lender. No more than $10,000,000 (unless real estate is pledged to Lender's satisfaction) may be outstanding at any time for Advances used by Company for other working capital purposes.


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         (c) Lender will send Company statements from time to time listing the amount of each Advance. If Borrowers do not agree with a statement, they must immediately notify Lender in writing of the objections. Borrowers' failure to notify Lender of an objection within 10 business days shall constitute an acceptance of the statement.

         (d) In lieu of a promissory note or other instrument evidencing the indebtedness hereunder, Lender will maintain records reflecting Borrowers' outstanding indebtedness. Failure to make notation of any Advance, however, will not affect the obligations of Borrowers. Entries in such records will be presumed correct, absent manifest error.

         2.02. MAKING ADVANCES. Company shall notify Lender at least one Business Day prior to any proposed Advance; such notification may be oral, but must be confirmed by telecopy or in writing by the date of the Advance. An Approved Vendor may contact Lender directly for approvals constituting Committed Advances, and Lender will disburse the proceeds of Advances under such approvals directly to the vendor. Other Advances will be disbursed to Company to an account or address specified by it. Lender may assume that the proceeds of Advances are being used by the Dealers to acquire Inventory, unless Company notifies Lender to the contrary at the time that the Advance is being made. Each date of borrowing must be a Business Day.

         2.03. PREPAYMENT AND REPAYMENT OF ADVANCES.

         (a) Borrowers may terminate the Commitment, upon 30 days prior written notice to Lender, and on the date specified for termination of the Commitment, all outstanding Advances, accrued interest and charges, and other amounts owing to Lender will be due and payable in full.

         (b) In no event may the amount of outstanding Advances used for the acquisition of Inventory (including Committed Advances for which the Dealers have received the applicable Inventory) exceed the current Borrowing Base. Concurrently with delivery of each Borrowing Base Certificate hereunder, Borrowers shall repay a principal amount of Advances equal to any such excess.

         (c) Company and each Dealer acknowledges and agrees that each is jointly, severally and unconditionally liable for all Advances, accrued interest and charges and all other amounts owing to Lender under this Agreement, regardless of which entity requested the financing or received the funds and regardless of whether such Advances, accrued interest and charges and other amounts owing to Lender exist as of the date of this Agreement or hereafter arise. Lender is authorized (in its sole discretion) to demand payment and performance of obligations hereunder from any entity executing this Agreement, in any order. Lender may from time to time modify, waive or release the obligations of any Borrower, release or impair any security for the performance of obligations of any such Borrower, or otherwise take or omit to take any action with respect to any such Borrower or this Agreement, in every case without affecting the liability of any other Borrower.

         2.04. INTEREST ON ADVANCES. Advances shall bear interest at a per annum rate equal to LIBOR plus 1.25%. Accrued interest is due and payable on each Interest Payment Date. During the existence of an Event of Default, at the option of Lender, amounts owing hereunder shall bear interest at a per annum rate equal to LIBOR plus 4.25%, due and payable on demand.

         2.05. COMPUTATIONS AND MANNER OF PAYMENTS. Interest will be calculated on a simple interest basis for a year of 360 days, based on actual days elapsed. If any payment is due on a date that is not a Business Day, the due date will be extended to the next Business Day. Lender may, at any time and without notice to Borrowers, apply monies received in payment of Borrowers' obligations in such order of application as Lender shall determine. All payments shall be made in United States dollars and without set-off, counterclaim or other defense. Borrowers specifically agree that they will not delay payment of any obligations to Lender, or assert any defense or set-off with respect to said obligations, on account of a dispute between Company or one of its Subsidiaries and the vendor or manufacturer of any Inventory.

                                   ARTICLE III

                              CONDITIONS PRECEDENT


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         3.01. CONDITIONS PRECEDENT TO EFFECTIVENESS. The effectiveness of this
Agreement is subject to fulfillment of the following conditions precedent:

         (a) Lender shall be satisfied, in its reasonable discretion, with Company's and each Subsidiary's financial condition, Properties, business, affairs or prospects as of the effective date.

         (b) Borrowers shall have executed and delivered to Lender all of Borrowers' Loan Papers, in form and substance satisfactory to Lender.

         (c) The Dealers shall have delivered such financing statements and lien filings as Lender shall request to record and perfect the Liens granted to Lender under the Loan Papers. Lender shall have received such UCC and Lien search reports as it shall deem appropriate to evidence that its Liens on the Consolidated Collateral are first priority Liens, subject only to other Liens acceptable to Lender in its sole discretion.

         (d) Lender shall have received a certificate of a duly authorized officer of Company, certifying that (i) no Default or Event of Default exists to the best of the knowledge of the officer executing the certificate, (ii) the representations and warranties set forth in Article V hereof are true and correct in all material respects, and (iii) Borrowers have complied with all agreements and conditions to be complied with by it under the Loan Papers by such date.

         (e) Lender shall have received a certificate of the secretary of each of Borrowers, certifying (i) that attached copies of its articles of incorporation, bylaws or other organizational documents are true and complete, and in full force and effect, without amendment except as shown, (ii) that an attached copy of resolutions authorizing execution and delivery of the Loan Papers is true and complete, and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified, or revoked, and constitute all resolutions adopted with respect to this loan transaction, and
(iii) to the incumbency, name and signature of each officer or representative authorized to sign the Loan Papers on behalf of the entity. Lender may conclusively rely on this certificate until it is otherwise notified by Borrowers in writing.

         (f) Lender shall have received an opinion of counsel to Borrowers (i) that Borrowers have full power and authority to execute and deliver the Loan Papers; (ii) that the Loan Papers constitute the legal, valid and binding respective obligations of Borrowers, enforceable in accordance with their terms; and (iii) as to such other matters, and otherwise in form and substance, satisfactory to Lender.

         (g) Lender shall have received evidence of insurance as required under Sections 4.03 and 6.09 hereof.

         (h) Lender shall have received copies of all appraisals and environmental assessments that have been performed with respect to Company's and its Subsidiaries' real estate, and such appraisals and environmental assessments shall be in form and substance satisfactory to Lender.

         (i) Lender shall have received evidence satisfactory to it that Borrowers are duly organized, validly existing and in good standing in their respective jurisdiction of organization, and are duly qualified and in good standing in all other appropriate jurisdictions.

         (j) All proceedings of Borrowers taken in connection with the transactions contemplated hereby, and all documents incidental thereto, shall be satisfactory in form and substance to Lender. Lender shall have received copies of all documents or other evidence that it may reasonably request in connection with such transactions.

         3.02. REQUESTS FOR ADVANCES. Each request for an Advance and each funding of an Advance by Lender (including the disbursement of an Advance directly to an Approved Vendor) shall constitute a representation by Borrowers that on each of the dates of the request and funding, the following are true:

         (a) the representations and warranties contained in Article V hereof are true and correct in all material respects on such date, as though made on and as of such date, and

         (b) no event has occurred or exists, or would result from such Advance, that could constitute a Default or Event of Default.


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
Lender may condition any Advance upon Lender's receipt, in form and substance acceptable to it, of such other information as it may deem necessary or appropriate. Notwithstanding the foregoing, even if the foregoing conditions are not satisfied on the applicable disbursement date, Lender may fund a Committed Advance that was committed when such conditions were satisfied, without being deemed to have waived any conditions precedent nor to have established any course of dealing.



                                   ARTICLE IV

                                SECURITY INTEREST

         4.01. SECURITY INTERESTS IN COLLATERAL. As security for all present and future obligations of Borrowers to Lender, whether or not arising under this Agreement, and of whatever kind, now due or to become due, absolute or contingent, joint or several, each Dealer hereby grants to Lender a continuing security interest and Lien on the following assets of each Dealer, whether now owned or hereafter acquired and wherever located (collectively, "Collateral"):

         (a)      all of Dealer's Accounts;
         (b)      all of Dealer's Inventory;
         (c) all of Dealer's other goods, equipment, fixtures and furniture; and
         (d) all insurance policies and proceeds relating to the foregoing; all books and records relating to the foregoing; and all proceeds and products of the foregoing.

         4.02. DUTIES RELATING TO COLLATERAL. So long as this Agreement is in effect or any amounts are owing to Lender, Borrowers agree that they shall:

         (a) Keep accurate and complete records of the Consolidated Collateral; keep all books and records relating to the Consolidated Collateral at Company's address specified under or pursuant to Section 8.02 hereof; and provide at least 30 days advance written notice to Lender of any change in the location of any such books and records;

         (b) Promptly report and pay all Taxes and other charges against the Consolidated Collateral; maintain a perfected, first priority Lien in favor of Lender in the Consolidated Collateral, subject only to other Liens permitted hereunder; and discharge all other Liens that from time to time attach to or are asserted against the Consolidated Collateral;

         (c) Pay all transportation and storage charges on the Consolidated Collateral; and pay all rents and other amounts, if any, for the use of premises on which any of the Consolidated Collateral is kept; and

         (d) Take all actions appropriate for the collection and enforcement of Accounts, and for the perfection of any liens securing Accounts; permit Lender upon reasonable request to contact Account obligors to verify information provided by Borrowers, and assist Lender in such verification process; and after a Default or Event of Default, not adjust, settle or compromise the amount, payment or performance of any obligations relating to Accounts, without the prior consent of Lender.


         4.03. INSURANCE OF COLLATERAL. Borrowers shall keep all Inventory insured for full value against all insurable risks, on terms and with insurers reasonably acceptable to Lender, and with Lender as the loss payee, assignee or additional insured, as appropriate. Company shall provide notice to Lender in writing at least 10 days before changing or canceling any policy. Each policy shall require the insurer to give not less than 30 days prior written notice to Lender of cancellation, and shall provide that Lender's interest will not be impaired by any act or neglect of Borrowers or any other Person nor by any use of the premises for purposes more hazardous than are permitted by the policy.

         4.04. FURTHER ASSURANCES. Company shall, and shall cause the Dealers to, execute such financing statements and other instruments and agreements, and shall take such actions, as Lender shall request from time to time to evidence or perfect any Lien granted under the Loan Papers. Unless prohibited by Law, Dealers authorize

Lender to execute and file any financing statement or other instrument or agreement on behalf of Dealers for the foregoing purposes. The parties agree that a copy of this Agreement, or any financing statement may be filed as a financing statement in any appropriate jurisdiction, to the extent permitted by Law. Each Dealer hereby ratifies and confirms the continuation of the security interest granted to Lender pursuant to the Guaranty and Security Agreement entered into previously by each Dealer and all parties hereto agree that the grant of the security interest pursuant to this Section 4 shall not in any manner be considered a novation of the grant of the security interest in the aforesaid Guaranty and Security Agreement


                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

         Borrowers represent and warrant that the following are true and correct:

         5.01. ORGANIZATION AND QUALIFICATION. Each of Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its state of organization. Each of Company and its Subsidiaries is qualified to do business in all jurisdictions where the nature of its business or Properties require such qualification. Each Subsidiary of Company as of the date of this Agreement is listed on Exhibit C hereto.

         5.02. DUE AUTHORIZATION; VALIDITY. The Board of Directors of Borrowers have duly authorized the execution, delivery and performance of its Loan Papers. No consent of any shareholders of Borrowers is required as a prerequisite to the validity and enforceability of its Loan Papers. Borrowers have full legal right, power and authority to execute, deliver and perform under its Loan Papers. Such Loan Papers constitute the legal, valid and binding obligations of Borrowers, enforceable in accordance with their terms (subject as to enforcement of remedies to any applicable bankruptcy, reorganization, moratorium, or similar Laws or principles of equity affecting creditors' rights generally).

         5.03. INTENTIONALLY OMITTED

         5.04. CONFLICTING AGREEMENTS AND OTHER MATTERS. The execution or delivery of any Loan Papers, and performance thereunder, do not conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien on any Properties of Company or any Subsidiary under, or require any consent, approval or action by or notice to any Governmental Body or other Person (other than consents already obtained) pursuant to, the articles of incorporation, bylaws or other organizational documents of Company or any Subsidiary, or any Law or material agreement to which Company, any Subsidiary or any of their Properties is subject.

         5.05. FINANCIAL STATEMENTS. The financial statements of Company and its Subsidiaries delivered to Lender fairly present Company's and its Subsidiaries' results of operation, and Company's and its Subsidiaries financial conditions as of the dates and for the periods shown, all in accordance with GAAP. Company's financial statements (and notes thereto) reflect all material liabilities, direct and contingent, of Company and its Subsidiaries that are required to be disclosed in accordance with GAAP. None of Company and its Subsidiaries has material Contingent Liabilities, liabilities for Taxes, forward or long-term commitments, or unrealized or anticipated losses from any unfavorable commitments that are not reflected in such financial statements. Each of Company and its Subsidiaries is Solvent.

         5.06. LITIGATION. Except as disclosed to Lender on Exhibit D attached hereto, there is no Litigation pending or, to the best of Company's knowledge, threatened against Company or any of its Subsidiaries on the date hereof that involves a claim for damages or reasonably expected potential liability of $1,000,000 or more. There is no pending or, to the best of Company's knowledge, threatened Litigation against Company or any of its Subsidiaries that could result in a Material Adverse Change.

         5.07. LAWS REGULATING INCURRENCE OF DEBT. No proceeds of any Advance will be used directly or indirectly to acquire any securities, without the prior written consent of Lender. No Advance will be used to purchase or carry margin stock (as defined in applicable Federal Reserve regulations), nor to extend credit to others to do so. None of Company or its Subsidiaries is subject to regulation under any Law that prohibits or restricts its incurrence of Debt in any material respect.

         5.08. LICENSES, TITLE TO PROPERTIES, ETC. Each of Company and its Subsidiaries possesses all material Licenses and is not in violation thereof in any material respect. Each of Company and its Subsidiaries has full power, authority and legal right to own and operate its Properties, and to conduct its business. Each of Company and its Subsidiaries has good and indefeasible title (fee or leasehold, as applicable) to its Properties, subject to no Lien of any kind, except as permitted hereunder. None of Company and its Subsidiaries is in violation of its articles of incorporation, bylaws or other organizational documents, any award of any arbitrator, or any Law or material agreement to which Company, any of its Subsidiaries or any of their Properties is subject. No business or Property of Company or its Subsidiaries is affected by any strike, lock-out or other labor dispute, material casualty, earthquake, embargo or act of God. No event or circumstance has occurred or exists that constitutes or could reasonably be expected to constitute a violation of, or breach or default under, Company's settlement agreement with Brunswick Corporation.

         5.09. OUTSTANDING DEBT AND LIENS. Company and its Subsidiaries have no outstanding Debt, Contingent Liabilities or Liens, except as expressly permitted hereunder.

         5.10. TAXES. Each of Company and its Subsidiaries has filed all Tax returns and reports which are required to be filed, and has paid all Taxes, to the extent due and payable. All Tax liabilities of Company and its Subsidiaries are adequately provided for on their books (including interest and penalties) and adequate reserves have been established therefor in accordance with GAAP. Except as disclosed to Lender, no taxing authority has notified Company or any of its Subsidiaries of any material deficiency in a Tax return nor asserted any material Tax liability in excess of that already paid.

         5.11. EMPLOYEE BENEFITS. All employee benefits are provided in accordance with all applicable Laws. Each Plan satisfies the minimum funding standards under all applicable laws, and has no accumulated deficiency. None of Company or its Subsidiaries has incurred any withdrawal liability nor engaged in any prohibited transaction with respect to a Plan. None of Company or its Subsidiaries has failed to make any payment to a Plan as required under applicable laws, and no reportable event (as defined under ERISA) has occurred. None of Company or its Subsidiaries has received any notice from any Governmental Body or administrator of any potential termination of a Plan, and no circumstance or event exists that could constitute grounds for the termination of or appointment of a trustee to administer any Plan.

         5.12. ENVIRONMENTAL LAWS. Company has delivered to Lender copies of all environmental studies and reports conducted or received by Company or its Subsidiaries in connection with any of their Properties. All Licenses have been obtained or filed that are required under any Environmental Laws, unless the failure to obtain or file same could not result in a Material Adverse Change. No Hazardous Materials are generated or produced at or in connection with any Properties or operations of Company or its Subsidiaries, and no Hazardous Materials in any material amounts are released onto any Properties of Company or its Subsidiaries.

         5.13. DISCLOSURE. None of Company and its Subsidiaries has made a material misstatement of fact, or failed to disclose any fact necessary to make the facts disclosed not misleading, to Lender during the course of application for and negotiation of this Agreement, the Loan and Security Agreement dated April 7, 1998, Amendment No.1 to Loan and Security Agreement dated January 5, 1999 or otherwise in connection with any transactions contemplated hereby. There is nothing known to Company or its Subsidiaries that could materially adversely affect Company's or any of its Subsidiaries' financial condition, Properties or business operations, or that could result in a Material Adverse Change, which is not set forth herein or in notices hereafter delivered to Lender.

                                   ARTICLE VI

                                    COVENANTS

         So long as this Agreement is in effect or any amounts are owing to Lender, Borrowers agrees as follows:

         6.01. FINANCIAL COVENANTS; GUARANTIES.

         (a) Company shall maintain a Current Ratio of at least: (i) 1.10 to 1 for the period from October 1 through June 30 of each year and (ii) 1.20 to 1 for the period from July 1 through September 30 of each year.

         (b) Company shall maintain a Leverage Ratio of not more than: (i) 5.5 to 1 at the end of each calendar month for the period from January through June of each year, and (ii) 2.75 to 1 at the end of each calendar month for the period from July through December of each year.

         (c) Company shall maintain an Fixed Charges Coverage Ratio of at least
1.0 to 1 at the end of each month.

         6.02. DEBT; OPERATING LEASES. Company shall not, and shall not permit any of its Subsidiaries to, incur, assume or be liable in any manner for any Debt without the consent of Lender, which consent shall not be unreasonably withheld, except (a) Debt under the Loan Papers, (b) existing Debt shown on Exhibit B hereto, (c) any Debt obligation to finance the acquisition of marine related Inventory by Subsidiaries that are not Dealers in an amount not to exceed $10,000,000, (d) Capital Leases and Debt incurred to acquire equipment used in Company's or the Subsidiary's business (including refinancings thereof), in an amount not to exceed $3,000,000 in the aggregate at any time, (e) Debt, other than for the acquisition of marine related Inventory, incurred, assumed or otherwise owing by Company or its Subsidiaries that are not Dealers in connection with a marine related acquisition or a marine related merger in an amount not to exceed $5,000,000 in any single transaction, unless such transaction would result in the Company and its Subsidiaries being obligated to make cash payments for marine related acquisitions and marine related merger Debt in excess of $7,500,000 in any fiscal year, (f) other Debt subordinated to repayment of amounts owing hereunder on terms satisfactory to Lender, and otherwise acceptable to Lender in its sole discretion, and (g) trade payables incurred and paid in the ordinary course of business. Company and its Subsidiaries shall not enter into or be party to Operating Leases requiring total rental payments during any fiscal year in excess of $4,000,000 in the aggregate.

         6.03. CONTINGENT LIABILITIES. Company shall not, and shall not permit any of its Subsidiaries to, incur, assume or be liable in any manner for any Contingent Liabilities without the consent of Lender, which consent shall not be unreasonably withheld, except (a) those resulting from the endorsement of negotiable instruments for collection in the ordinary course of business, or (b) Contingent Liabilities of Company and its Subsidiaries relating to Debt secured solely by real property of Company and its Subsidiaries, and in existence on the date hereof, (c) existing Contingent Liabilities shown on Exhibit B hereto, (d) Contingent Liabilities of Company created in connection with an acquisition or merger, as approved by Lender in its reasonable discretion, and (e) Contingent Liabilities of Company for obligations of its direct or indirect wholly-owned Subsidiaries.

         6.04. LIENS. Company shall not, and shall not permit any of its Subsidiaries to, create or suffer to exist any Lien upon any of its Properties without the consent of Lender, which consent shall not be unreasonably withheld, except (a) Liens hereunder, (b) Liens securing Debt, as shown on Exhibit B hereof, (c) Liens effected by or relating to Capital Leases or other Debt permitted under Section 6.02(c) and (d) hereof, encumbering only the assets leased thereunder or acquired with proceeds thereof, (d) Liens satisfactory to Lender securing Debt or Contingent Liabilities permitted under Section 6.02(e) or (f) hereof, or Section 6.03(b) hereof, and (e) Tax, mechanics' and materialmen's Liens relating to amounts that are not yet due and payable, or that are being contested in good faith by appropriate proceedings, for which adequate reserves have been established.



         6.05. AMENDMENT OF ORGANIZATIONAL DOCUMENTS. Borrowers shall not, amend or modify, or permit the amendment or modification of, their articles of incorporation, bylaws or other organizational documents in any material respect, without the prior written consent of Lender (which will not be unreasonably withheld).

         6.06.    LAWS, LICENSES AND MATERIAL AGREEMENTS.

         (a) Company shall, and shall cause its Subsidiaries to, obtain and comply in all material respects with all applicable Laws and Licenses. Company and its Subsidiaries shall maintain all Plans such that the representation and warranty in Section 5.11 hereof is true at all times.

         (b) Company shall, and shall cause its Subsidiaries to, maintain and comply in all material respects with all material agreements necessary or appropriate for their businesses and Properties, other than defaults arising under due on sale clauses in mortgages and deeds of trust securing the Debt shown on Exhibit B hereto. Company shall comply with its settlement agreement with Brunswick Corporation in all material respects. Company shall not take any action or suffer to exist any circumstance that could violate, or constitute a breach under or grounds for termination of, such agreement.

         6.07. DISPOSITION OF ASSETS. Company shall not, and shall not permit any of its Subsidiaries to, sell, transfer, encumber or lease any of their assets without the consent of Lender, which consent shall not be unreasonably withheld, except (a) sales or leases of Inventory in the ordinary course of business, (b) dispositions of obsolete or useless assets, (c) transfers of Assets between wholly-owned Subsidiaries of Company, and (d) dispositions of Retail Paper in the ordinary course of business,. Upon any sale of Retail Paper by any of the Dealers in the ordinary course of business, Lender's Liens in such Retail Paper shall be automatically released, without any further action by Lender.

         6.08. MERGERS; INVESTMENTS; BUSINESS. Company shall not, and shall not permit any Subsidiary of Company to, merge into, consolidate with or make any Investment in any Person, permit any other Person to merge into or consolidate with it, or form or acquire any new Subsidiary, without Lender's prior written consent (which shall not be unreasonably withheld), except mergers or consolidations of a wholly-owned Subsidiary of Company with or into Company or another wholly-owned Subsidiary. Lender expressly acknowledges that it is Company's growth strategy to pursue strategic acquisitions that are beneficial to its business. Within 30 days after Company's acquisition or formation of any direct or indirect Subsidiary hereafter, Company shall notify Lender in writing of such acquisition or formation. None of Company and its Subsidiaries shall change the nature of its business as now conducted.

         6.09. INSURANCE. Except as otherwise required by Section 4.03 hereof, Company shall, and shall cause its Subsidiaries to, (a) keep its insurable Properties adequately insured at all times by financially sound and reputable insurers to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies similarly situated and in the same or similar businesses, (b) maintain in full force and effect public liability and workers compensation insurance, in amounts customary for such similar companies to cover normal risks, by insurers satisfactory to Lender, and (c) maintain such other insurance as may be required by Law or reasonably requested by Lender. Company shall deliver evidence of renewal of each insurance policy on or before the date of its expiration, and from time to time shall deliver to Lender, upon demand, evidence of the maintenance of such insurance. Company shall promptly deliver to Lender copies of all reports provided to insurers by Company or any of its Subsidiaries.

         6.10. INSPECTION RIGHTS. Company shall, and shall cause its Subsidiaries to, permit Lender, upon reasonable notice and during normal business hours, to examine and make copies of and abstracts from any of their books and records, to inspect their Properties and to discuss their affairs with any of their directors, officers, managerial employees or accountants, all as Lender may reasonably request.

         6.11. RECORDS; CHANGES IN GAAP; YEAR 2000 COMPATIBILITY. Company shall, and shall cause its Subsidiaries to, keep adequate books and records in conformity with GAAP. Company shall not change its fiscal year nor change, or permit any of its Subsidiaries to change, its method of financial accounting except in accordance with GAAP. In connection with any change in accounting methods resulting from a change in GAAP, Company and Lender shall make appropriate alterations to the covenants set forth in Section 6.01 hereof, reflecting such change. Company shall take all action necessary to assure that its and its Subsidiaries' computer-based systems are able to materially operate and materially effectively process data having dates on or after January 1, 2000.


         6.12. REPORTING REQUIREMENTS. Company shall furnish to Lender:

         (a) By the 15th day of each month, a Borrowing Base Certificate prepared on a consolidated basis for Company and the Dealers as of the close of business for the preceding month and accompanied by detailed Inventory, accounts payable aging and receivable aging reports, in form and substance satisfactory to Lender and certified as true and complete by an officer of Company;

         (b) As soon as available and in any event within 20 days after the end of each month, a balance sheet and statement of income of Company and its Subsidiaries for such month and for the portion of the fiscal year ending with such month, prepared on a consolidated basis in accordance with GAAP in reasonable detail, and certified by an officer of Company (in a manner satisfactory to Lender) as fairly presenting the financial condition and results of operations of Company and its Subsidiaries, together with a Compliance Certificate;

         (c) As soon as available and in any event within 120 days after the end of each fiscal year of Company, an audited balance sheet and statements of income and cash flows of Company and its Subsidiaries for such fiscal year, prepared on a consolidated basis in accordance with GAAP in reasonable detail and accompanied by an unqualified opinion of independent certified public accountants acceptable to Lender, together with a Compliance Certificate;

         (d) Promptly upon receipt thereof, copies of all material reports or letters submitted to Company or any of its Subsidiaries by any auditors or accountants in connection with any annual, interim or special audit;

         (e) As soon as possible but at least 60 days prior to the commencement of each fiscal year, a monthly business plan of Company and its Subsidiaries for such year, including a projected balance sheet and income statements, accompanied by a statement of assumptions and certified by an officer of Company in a manner acceptable to Lender;

         (f) Promptly upon the filing thereof, copies of all filings made by Company or any of its Subsidiaries with the Securities and Exchange Commission;

         (g) As soon as possible and in any event within five Business Days after knowledge thereof by an officer of Company or any of its Subsidiaries, a notice of the occurrence of any material Default or material Event of Default, setting forth the details thereof, and the action being taken or proposed to be taken with respect thereto;

         (h) As soon as possible and in any event within five Business Days, notice of any Litigation pending or threatened against Company or any of its Subsidiaries which, if determined adversely, could result in damages in excess of $500,000 or more or any other Material Adverse Change, together with a statement of an officer of Company describing the allegations of such Litigation, and the action being taken or proposed to be taken with respect thereto;

         (i) Promptly after filing or receipt thereof, copies of all reports and notices that Company or any of its Subsidiaries furnishes to or receives from any holders of any Debt or Contingent Liability relating to a material breach, default or event of default thereunder, or otherwise relating to any event or circumstance that could result in a material Default or material Event of Default; and

         (j) Promptly upon request, such information concerning the Borrowing Base, Accounts, Inventory, Company's or its Subsidiaries' financial condition, Properties, business, affairs or prospects, and other matters, as Lender may from time to time reasonably request.

         6.13. TRANSACTIONS WITH AFFILIATES. Except as permitted herein, Company shall not, and shall not permit any of its Subsidiaries to, enter into or be party to a transaction with an Affiliate (except Company or a direct or indirect wholly-owned Subsidiary of Company), except on terms no less favorable than could be obtained on an arm's-length basis with a Person that is not an Affiliate. Company shall not, and shall not permit any of its Subsidiaries to, make any loans or advances to any of its officers, shareholders or other Affiliates (except a direct or indirect wholly-owned Subsidiary of Company), except advances made for customary travel expenses incurred in the conduct of Company's business. Company shall not, and shall not permit any of its Subsidiaries to, make any loans or advances to any Subsidiary of Company, unless such Subsidiary is directly or indirectly wholly-owned by Company.


                                   ARTICLE VII

                                EVENTS OF DEFAULT

         7.01. EVENTS OF DEFAULT. Each of the following shall be an "Event of Default" hereunder, if the same shall occur for any reason whatsoever, whether voluntary or involuntary, by operation of Law or otherwise:

         (a) Borrowers shall fail to pay any principal owing hereunder when due; or Borrowers shall fail to pay any interest or other amounts payable under any Loan Papers within 15 days after the due date therefor;

         (b) Any material representation or warranty of any Borrower made in connection with this Agreement or any transactions contemplated hereby shall be incorrect or misleading in any material respect when given;

         (c) Any Borrower shall fail to perform or observe any other term or covenant contained in any of their respective Loan Papers, and such default shall not be cured within 30 days after the earlier of knowledge thereof by an officer of such Borrower, or after written notice of the default is delivered by Lender to Company, but if the default is subject to cure and the cure is being diligently pursued by appropriate means at the end of such 30 days, then such Borrower, shall have an additional 30 days thereafter to complete the cure;

         (d) Any provision of any Loan Papers shall, for any reason, not be valid and binding on any Borrower; any Borrower shall not have been Solvent when it delivered this Agreement to Lender; or any breach, default or event of default shall occur or exist under any Loan Papers after any applicable grace period;

         (e) Any of the following shall occur: (i) Company or any of its Subsidiaries shall make an assignment for the benefit of creditors, be insolvent or unable to pay its debts as they come due, or cease to be Solvent; (ii) Company ceases doing business as a going concern; (iii) any Subsidiary shall cease doing business as a going concern without the consent of Lender, which consent shall not be unreasonably withheld; (iv) Company or any of its Subsidiaries shall petition any Governmental Body for the appointment of a trustee, receiver or liquidator of it or any of its assets, or shall commence any proceedings under any bankruptcy, reorganization, insolvency, moratorium, liquidation or other debtor relief Laws; (v) any petition shall be filed, or any such proceedings shall be commenced, against Company or any of its Subsidiaries under any such Laws and the same is not dismissed or otherwise discharged within 90 days, or an order, judgment or decree shall be entered approving such petition or appointing any trustee, receiver or liquidator for Company or any of its Subsidiaries, or any of their assets; or (vi) any final order, judgment or decree shall be entered decreeing Company's or any of its Subsidiaries' dissolution, split-up or divestiture of assets;

         (f) Any lender(s) under any of the real estate Debt shown on Exhibit B hereto shall declare such Debt due and payable prior to its stated maturity as a result of breach of a due-on-sale clause, and such action shall result in a Material Adverse Change; Company or any of its Subsidiaries shall fail to make any payment when due with respect to any other Debt or Contingent Liability of $1,000,000 or more in the aggregate, and such failure shall continue after any applicable grace period; Company or any of its Subsidiaries shall fail to observe any term or condition of any agreement relating to any other Debt or Contingent Liability of $1,000,000 or more in the aggregate, and such failure shall continue after any applicable grace period; or any such other Debt or Contingent Liability shall be declared to be due and payable, or required to be prepaid, prior to the stated maturity thereof; provided, however, it shall not be an Event of Default if Company or any of its Subsidiaries shall fail to make any payment when due with respect to any Debt to a manufacturer or vendor of Inventory if Company or any of its Subsidiaries are in good faith contesting the payment of such Debt and the aggregate amount of all such contested Debt does not exceed $2,500,000;

         (g) Company and its Subsidiaries shall have any final judgment(s) outstanding against them for the payment of $2,000,000 or more in excess of insurance, and such judgment(s) shall remain unstayed and unpaid for over 30 days;

         (h) There shall be an issuance of an order of attachment against Company, any of its Subsidiaries or any material portion of their Properties, or there shall be damage to or destruction of a substantial part of Company's or any of its Subsidiaries' assets that is not covered by insurance;

         (i) Any investigation or proceeding shall be instituted against Company or any of its Subsidiaries under or with respect to any Environmental Laws that could reasonably be expected to result in any penalty, fine, remediation costs or other damages of $2,000,000 or more in excess of insurance;

         (j) Company shall have any material change in its management, without prior consent of Lender, or there shall be a Change in Control; or

         (k) Lender shall determine that there has been a Material Adverse
Change.

         7.02. REMEDIES UPON DEFAULT. If an Event of Default described in
Section 7.01(e) hereof shall occur with respect to Company or any Borrower all amounts owing to Lender shall, to the extent permitted by applicable

Law, become immediately due and payable without any action by Lender, and without diligence, presentment, demand, protest, notice of protest or intent to accelerate, or notice of any other kind, all of which are hereby waived to the fullest extent permitted by Law. If any other Event of Default shall occur and be continuing, Lender may do any one or more of the following from time to time:

         (a) Declare all Advances, interest and other amounts owing to Lender immediately due and payable, whereupon they shall be due and payable without diligence, presentment, demand, protest, notice of protest or intent to accelerate, or notice of any other kind, all of which are hereby waived to the fullest extent permitted by Law;

         (b) Terminate or reduce the Commitment; and/or

         (c) Exercise any other Rights afforded under any agreement, by Law, at equity or otherwise, including those Rights of a secured party under the Uniform Commercial Code in effect in any jurisdiction where the Collateral is kept. Such Rights shall include the right to cancel any Committed Advances, to direct Dealers to return any Inventory to a vendor or manufacturer thereof for credit or refund, to enter any of Borrowers' premises with or without legal process, but without force, and/or to take possession of and remove Collateral, and books and records relating to Collateral. At Lender's request during an Event of Default, Company and the Dealers will assemble, prepare for removal and make available to Lender at a place to be designated by Lender which is reasonably convenient to both parties such items of Collateral as Lender may from time to time request. During the continuance of an Event of Default, Lender may take control of any funds generated by the Collateral, notify Account obligors to make payment to an account or location designated by Lender, and in Lender's name or Dealer's name, demand, collect, receipt for, settle, compromise, sue for, repossess, accept returns of, foreclose or realize upon any Collateral, including without limitation Accounts and related instruments and security therefor. Borrowers waive any and all rights that any of them may have to a notice prior to seizure by Lender of any Collateral. Ten days written notice of a public sale date or the date after which a private sale may occur shall be a reasonable notice. Lender shall not be chargeable with responsibility for the accuracy or validity of any document or for the existence or value of any Collateral, and shall not be liable for failure to collect any amounts owing on an Account or instrument. Borrowers waive all relief from all appraisement, valuation, deficiency or exemption laws now in force or hereafter enacted. Lender shall not be required and Borrowers hereby waive any and all rights to require Lender, (i) to prosecute or seek to enforce any remedies against any particular Borrower and/or (ii) to require Lender to seek to enforce or resort to any remedies with respect to any security interests, liens or encumbrances granted to Lender by any particular Borrower. Lender, at its sole discretion, may enforce this Agreement against any Borrower or any Collateral of any Borrower. LENDER SHALL NOT BE LIABLE FOR ANY ACT OR OMISSION OF ITS OFFICERS, AGENTS OR EMPLOYEES, ABSENT GROSS NEGLIGENCE OR WILFUL MISCONDUCT.



         7.03. POWER OF ATTORNEY. Dealers hereby irrevocably appoint Lender, including any officer or employee of Lender as Lender may designate, as Dealers' true and lawful attorney-in-fact with power of substitution to do the following acts on behalf of Dealers' during the continuance of any Event of Default: to prepare, execute and deliver in the name of Dealers security instruments, financing statements, lien filings and certificates of title relating to Collateral; to endorse the Dealers name upon any notes, checks, drafts, money orders and other forms of instruments made payable to any Dealer and relating to Collateral; and generally to perform all acts and do all things necessary and proper in connection with the transactions contemplated hereby or in discharge of the powers hereby conferred, including the making of affidavits and the acknowledgment of instruments as fully as if done by the Dealers. The foregoing powers are coupled with an interest and shall be irrevocable, as long as the Commitment or any obligations of Borrowers to Lender remain outstanding.

         7.04. CUMULATIVE RIGHTS. All Rights available to Lender under the Loan Papers shall be cumulative of and in addition to all other Rights under any other agreement, at Law or in equity. The acceptance by Lender at any time and from time to time of partial payment of any amount owing under any Loan Papers shall not be deemed to be a waiver of any Event of Default then existing. No waiver by Lender of an Event of Default shall be deemed to be a waiver of any Event of Default other than such Event of Default. No delay or omission by Lender in exercising any Right under the Loan Papers shall impair such Right or be construed as a waiver thereof or an acquiescence therein, nor shall any single or partial exercise of any Right preclude other or further exercise thereof, or the exercise of any other Right under the Loan Papers or otherwise.

         7.05. PERFORMANCE BY LENDER; EXPENDITURES. Should any covenant of Borrowers fail to be performed in accordance with the terms of the Loan Papers, Lender may, at its option, attempt to perform such covenant on behalf of Borrowers. It is expressly understood, however, that Lender does not assume and shall never have any liability or responsibility for the performance of any obligations of Borrowers. Any amounts expended or incurred by Lender in the performance of any such act or in the enforcement of this Agreement (including reasonable attorneys' fees) shall constitute part of the obligations secured hereunder, will bear interest at the default rate hereunder and will be payable upon demand.

         7.06. CONTROL. None of the provisions hereof shall be deemed to give Lender any right to exercise control over the affairs and/or management of Company or any of its Subsidiaries, which the parties agree is retained by Company and its Subsidiaries.

                                  ARTICLE VIII

                                  MISCELLANEOUS

         8.01. AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of any Loan Papers, nor consent to any departure by Company or any Dealer therefrom, shall be effective unless the same shall be in writing and signed by Lender, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         8.02. NOTICES. Unless otherwise provided herein, all notices, demands and other communications under the Loan Papers shall be in writing and shall be personally delivered, sent by telecopy or telex (answerback received), or sent by certified mail, postage prepaid, to the following addresses:

         (a)      If to Borrowers:

                  MarineMax, Inc.
                  18167 U.S. 19 North, Suite 499
                  Clearwater, Florida  33764
                  Attention:  Michael McLamb
                  Fax:  (727) 531-0123


                  with a copy to:

                  Robert S. Kant, Esq.
                  O'Connor, Cavanagh, Anderson, Killingsworth & Beshears One East Camelback Road, Suite 1100
                  Phoenix, Arizona  85012-1656
                  Fax:  (602) 263-2900

         (b)      If to Lender:

                  NationsCredit Distribution Finance, Inc.
                  1355 Windward Concourse
                  Alpharetta, Georgia  30005
                  Attention:  Marine Group Operations Manager
                  Fax:  (800) 597-4448

                                      and


                  NationsCredit Distribution Finance, Inc.
                  10401 Deerwood Park Boulevard
                  Jacksonville, Florida 32256-0505
                  Attention:  Steve Kelley
                  Fax:  (904) 457-2473

                  with a copy to:

                  John D. Evans, Jr., Esq.
                  NationsBank Corporation
                  10401 Deerwood Park Boulevard
                  Jacksonville, Florida  32256-0505
                  Fax:  (904) 457-5196
or to such other address as any party shall hereafter designate in written notice to the other party. All notices, demands and other communications will be effective when so personally delivered or sent by telecopy or telex, or five days after being so mailed; provided, however, that notices to Lender pursuant to Article II hereof shall only be effective when received.

         8.03. PARTIES IN INTEREST. The Loan Papers shall bind and inure to the benefit of the parties hereto, and their successors and assigns. Lender may from time to time assign its rights or obligations hereunder, but Borrowers may not assign or transfer its rights or obligations hereunder (whether voluntarily or by operation of Law), without the prior written consent of Lender.

         8.04. COSTS, EXPENSES AND TAXES. Borrowers, jointly and severally, agree to pay on demand (a) all costs and expenses (including reasonable attorneys' fees) of Lender in connection with any extension, modification, waiver or release of any Loan Papers, and (b) all costs and expenses of Lender incurred in any work-out or enforcement of any Loan Papers, including reasonable attorneys' fees and the costs and expenses of environmental or other consultants. Borrowers shall pay any stamp, debt, recordation, withholding and other Taxes payable in connection with any Loan Papers or payments thereunder (other than Taxes on the overall net income of Lender), and agrees to save Lender harmless from and against all liabilities relating to any Taxes. All payments by Borrowers shall be made free and clear of and without deduction for any Taxes of any nature now or hereafter existing.

         8.05. INDEMNIFICATION BY BORROWERS. BORROWERS, JOINTLY AND SEVERALLY, AGREE TO INDEMNIFY, DEFEND AND HOLD HARMLESS LENDER, ITS AFFILIATES, AND ALL OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, REPRESENTATIVES, AGENTS, SUCCESSORS, ATTORNEYS AND ASSIGNS, FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, CLAIMS, COSTS, EXPENSES AND DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST ANY OF THEM IN ANY WAY RELATING TO OR ARISING OUT OF ANY LOAN PAPERS, ANY TRANSACTION RELATED HERETO OR THERETO, OR ANY ACT, OMISSION OR TRANSACTION OF COMPANY, ITS SUBSIDIARIES OR ANY OF THEIR AFFILIATES, OR ANY OF THEIR DIRECTORS, OFFICERS, AGENTS, EMPLOYEES OR REPRESENTATIVES; PROVIDED, HOWEVER, THAT BORROWERS SHALL NOT INDEMNIFY, DEFEND AND HOLD HARMLESS ANY INDEMNIFIED PERSON FOR LOSSES OR DAMAGES THAT BORROWERS PROVE WERE CAUSED BY SUCH PERSON'S WILLFUL MISCONDUCT, GROSS NEGLIGENCE OR OTHER NEGLIGENCE. LENDER SHALL NOT BE LIABLE TO BORROWERS OR ITS SUBSIDIARIES FOR ANY CONSEQUENTIAL DAMAGES. This indemnity shall survive repayment of Borrowers' obligations to Lender.

         8.06. HAZARDOUS WASTE INDEMNIFICATION. Borrowers, jointly and severally, shall indemnify and hold harmless Lender, its Affiliates, and all of their directors, officers, employees, representatives, agents, successors, attorneys and assigns, from and against any loss, damage, cost, expense or liability directly or indirectly arising out of or attributable to the use, generation, manufacture, treatment, production, storage, release, threatened release, discharge, disposal or presence of any Hazardous Materials on, under or about Company's or its Subsidiaries' property or operations or property leased to Company or its Subsidiaries, including but not limited to attorneys' fees (including the reasonable estimate of the allocated cost of in-house counsel and staff). This indemnity shall survive repayment of Borrowers' obligations to Lender.

         8.07. DISCLAIMER OF WARRANTY. BORROWERS ACKNOWLEDGE THAT LENDER HAS MADE NO EXPRESS OR IMPLIED WARRANTIES WITH RESPECT TO ANY INVENTORY OR OTHER CONSOLIDATED COLLATERAL, INCLUDING ANY WARRANTY OF MERCHANTABILITY. BORROWERS IRREVOCABLY WAIVE ANY CLAIMS AGAINST LENDER WITH RESPECT TO THE INVENTORY AND OTHER CONSOLIDATED COLLATERAL WHETHER FOR BREACH OF WARRANTY OR OTHERWISE. Any such claims shall not alter, diminish or otherwise impair Borrowers' liabilities or obligations to Lender under the Loan Papers. Lender does not assume any obligations of Borrowers relating to the Inventory, any Accounts, any contract obligations, or any other obligations or duties arising from the Consolidated Collateral.

         8.08. RATE PROVISION. It is not the intention of any party to any Loan Papers to make an agreement violative of the Laws of any applicable jurisdiction relating to usury. In no event shall Borrowers be obligated to pay any amount in excess of the maximum amount of interest permitted under applicable Law. If from any circumstance

Lender shall ever receive anything of value deemed excess interest under applicable Law, an amount equal to such excess shall be applied to the reduction of the principal amount of outstanding Advances and any remainder shall be refunded to the payor.

         8.09. SEVERABILITY; COUNTERPARTS. If any provision of any Loan Papers is held to be illegal, invalid or unenforceable under present or future Laws during the term thereof, such provision shall be fully severable, and the Loan Papers shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part thereof. This Agreement and the other Loan Papers may be executed in any number of counterparts.

         8.10. GOVERNING LAW. This Agreement and the other Loan Papers shall be governed by and construed in accordance with the laws of the State of Georgia. The state and federal courts located in Atlanta, Georgia, including the U.S. District Court for the Northern District of Georgia, shall have jurisdiction to determine any claim or dispute pertaining to this Agreement. The parties expressly submit and consent to such jurisdiction, and waive any claim of inconvenient forum.

         8.11. WAIVER OF JURY TRIAL. TO THE MAXIMUM EXTENT PERMITTED BY THE LAWS OF ANY FORUM STATE, THE PARTIES HERETO WAIVE ANY RIGHT TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT, THE OTHER LOAN PAPERS OR ANY RELATED MATTERS.

         8.12. ENTIRE AGREEMENT. THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.



8.13     RELEASE OF GUARANTORS.

         (a) Lender hereby releases and discharges each of the Subsidiaries of Company that are not Dealers from any and all obligations, claims and demands whatsoever arising from or relating to their respective Guaranty and Security Agreements heretofore delivered to Lender. Lender terminates and releases all security interests and liens granted by such Guaranty and Security Agreements.

         (b) Upon satisfactory evidence that all necessary financing statements and termination statements have been filed, Lender shall release and discharge each of the Dealers from the guaranty obligations (but not the grant of the security interest therein) in their respective Guaranty and Security Agreements heretofore delivered to Lender. It is acknowledged that the obligations under the Guaranty and Security Agreement are hereby assumed hereunder.

         (c) Lender hereby releases and discharges Richard R. Bassett, Louis R. Delhomme, Jr., William H. McGill. Jr., Jerry Marshall, Richard C. LaManna, Jr., Paul Graham Stovall, Jon M. Stovall, Robert S. Stovall and any other "Individual Guarantor" from any and all obligations, claims and demands whatsoever arising from or relating to their respective Guaranty's heretofore delivered to Lender

         IN WITNESS WHEREOF, this Amended and Restated Loan and Security Agreement is executed as of the date first set forth above.


                                 MARINEMAX, INC.

                                    /s/ Michael H. McLamb
                                 By_____________________________________________
                                   Title: Vice President

                                 MARINEMAX MOTOR YACHTS, INC.

                                    /s/ Michael H. McLamb
                                 By_____________________________________________
                                     Title: Vice President


                                 MARINEMAX OF BREVARD COUNTY, INC.

                                    /s/ Michael H. McLamb
                                 By_____________________________________________
                                     Title: Vice President


                                 MARINEMAX OF TREASURE COVE, INC.

                                    /s/ Michael H. McLamb
                                 By_____________________________________________
                                     Title: Vice President


                                 MARINEMAX OF NORTH CAROLINA, INC.

                                    /s/ Michael H. McLamb
                                 By_____________________________________________
                                     Title: Vice President


                                 BASSETT BOAT COMPANY OF FLORIDA

                                    /s/ Michael H. McLamb
                                 By_____________________________________________
                                     Title: Vice President


                                 C & N MARINE CORPORATION

                                    /s/ Michael H. McLamb
                                 By_____________________________________________
                                     Title: Vice President


                                 COCHRANS MARINE, INC.

                                    /s/ Michael H. McLamb
                                 By_____________________________________________
                                     Title: Vice President


                                 GULFWIND SOUTH, INC.

                                    /s/ Michael H. McLamb
                                 By_____________________________________________
                                     Title: Vice President


                                 GULFWIND USA, INC.

                                    /s/ Michael H. McLamb
                                 By_____________________________________________
                                     Title: Vice President


                                 STOVALL MARINE, INC.

                                    /s/ Michael H. McLamb
                                 By_____________________________________________
                                     Title: Vice President

                                NATIONSCREDIT DISTRIBUTION FINANCE, INC.

                                   /s/ Steve T. Kelley
                                By_____________________________________________
                                     Title: Sr. Vice President


                                NATIONSBANK, N.A.

                                   /s/ Steve T. Kelley
                                By_____________________________________________
                                  Title Sr. Vice President

                                    Exhibit A
                                       To
                Amended and Restated Loan and Security Agreement

                           BORROWING BASE CERTIFICATE

                           BORROWING BASE CERTIFICATE

NationsCredit Distribution Finance, Inc.
1355 Windward Concourse
Alpharetta, Georgia  30005

         This Borrowing Base Certificate is made for the month ending _________. The undersigned is the _________________ of MarineMax, Inc., a Delaware corporation ("Company"). This Certificate is delivered pursuant to the Amended and Restated Loan and Security Agreement dated March 18, 1999, between Company and NationsCredit Distribution Finance, Inc., and NationsBank, N.A. ("Lender"), as such agreement may be amended, modified, supplemented, renewed or extended from time to time ("Loan Agreement"). Terms are used herein as defined in the Loan Agreement.

         The following calculation of the Borrowing Base is made in accordance with the applicable provisions of the Loan Agreement, and is true and correct in all material respects as of the end of the aforesaid month:

ELIGIBLE INVENTORY:
     NEW (cost plus freight charges)
         <366 days from invoice (100%)                        $
                                                               -----------------
         > 365 but < 731 days from invoice (90%)              $
                                                               -----------------
         TOTAL NEW, maximum $105MM                                                  $
                                                                                     ----------------
     USED
         <181 days old (80% NADA or BUC)                      $
                                                               -----------------
         > 180 but < 366 days old (72% NADA or BUC)           $
                                                               -----------------
         TOTAL USED, maximum $25MM                                                  $
                                                                                     ----------------
     PARTS
         75% of cost (excl. freight), maximum $15MM                                 $
                                                                                     ----------------

     TOTAL INVENTORY - maximum $105MM                                                                     $
                                                                                                           ----------------
ELIGIBLE ACCOUNTS
     Total Accounts                                                                 $
                                                                                     ----------------
         Less Ineligible Accounts
         Account balances 90+                                 $
                                                               -----------------
         Concentrations >5% (except Brunswick)                $
                                                               -----------------
         Contra Balances                                      $
                                                               -----------------
         Other                                                $
                                                               -----------------
     Total Ineligible Accounts                                                      ($               )
                                                                                      ----------------
     TOTAL ELIGIBLE ACCOUNTS - 80% net book
         value, maximum $25MM                                                                             $
                                                                                                           ==================

BORROWING BASE AVAILABILITY - max $105MM                                                                  $
                                                                                                           ==================
     OUTSTANDING BALANCE OF INVENTORY ADVANCES                                      ($               )
                                                                                      ----------------
AVAILABILITY (SHORTAGE)                                                                                   $
                                                                                                           ==================

         Attached hereto are detailed Inventory, accounts payable aging and receivable aging reports as of close of business for the month covered by this Certificate, which reports are certified as true and complete in all material respects. Any repayment of Advances required under Section 2.03(b) of the Loan Agreement is delivered with this Certificate.

         Company represents and warrants to Lender that, except as previously disclosed to Lender in writing, the representations and warranties contained in the Amended and Restated Loan and Security Agreement are true and correct in all material respects as of the date hereof, and there is no material Default or material Event of Default on the date hereof.

                                 MARINEMAX, INC.

                                 By________________________________
                                 Title: Vice President

                                    Exhibit B
                                       To
                Amended and Restated Loan and Security Agreement

                     DEBT, LIENS AND CONTINGENT LIABILITIES

                             Existing Debt and Liens

                                      APPROX.
           PAYOR                       DEBT        CREDITOR                     MATURITY DATE             COLLATERAL
           -----                       ----        --------                     -------------             ----------

11502 Dumas, Inc.                    1,318,135   Transamerica Commercial            N/A                   Floor Plan-Boaters World
                                                 Finance Corporation

Harrison's Boat Center,                  9,483   Valley National                                          96 Chevy
Inc.                                             Financial Services Co.           Various
                                                                                  Maturity
                                                                                   Dates
                                                                                  Between
                                                                                    the
                                                                                   years
                                                                                   1999
                                                                                   and
                                                                                   2002
                                         4,737   Sea West Federal Credit                                 Dodge 1 Ton

Harrison's Marine Centers                  822   Bank One, NA                                            Dodge Truck
of Arizona, Inc.
                                        11,277   Bank One, NA                                            Ford 250
                                         3,936   John Deere Credit                                       Tractor
                                         4,489   Bank One, Arizona, NA                                   95 Ford 150
                                        17,077   Bank One, NA                                            97 Ford 250

*Harrison's Realty, L.L.C.             387,000   U.S. Small Business              10/2013                1840 E. Broadway Road
                                                 Administration                                          Tempe, AZ
                                                 Development Company

MarineMax of North                      75,716   First Union                       1/2014                Slip F-4
Carolina, Inc.
                                        76,934   First Union                       9/2009                Slip G-11
                                       191,692   First Union                       2/2010                Slip A-9

Gulfwind USA, Inc.                     617,000   First Union National              8/2002                18025 U.S. 19 North
                                                 Bank of Florida                                         Clearwater, FL

Gulfwind South, Inc.                     2,000  Icon                              12/2002                Lease


*Real property transferred subject to debt of transferor. Debt may not have been assumed by Payor listed above and may be subject to due on transfer requirements.

                                       APPROX.
           PAYOR                        DEBT          CREDITOR                      MATURITY          COLLATERAL
           -----                        ----          --------                      --------          ----------
                                                                                      DATE
                                                                                      ----
Gulfwind South Realty,               1,644,000       Key Bank National               4/2002        1146 6th Avenue South
L.L.C.                                               Association                                   Naples, FL
                                       179,000       Key Bank National               5/2003        1146 6th Avenue South
                                                     Association                                   Naples, FL
                                       217,000       Great American Marine           5/2017        Property & Other Equipment
                                                                                                   Located at
                                                                                                   1146 6th Avenue South
                                                                                                   Naples, FL

C&N Marine Realty, L.L.C.              117,000       Sea Ray                         5/2000        Property & Other Equipment
                                                                                                   Located at 20300 County Road
                                                                                                   81
                                                                                                   Rogers, MN


MarineMax of New Jersey,            $7,414,000       Deutsche Financial                N/A         Floor Plan-Merit Marine
Inc.                                                 Services, Inc.

MarineMax, Inc.,                   $50,000,000       Transamerica Commercial         3/2001        Inventory
Harrison's Boat Center,                              Finance Corporation
Inc., Harrison's Marine
Centers of Arizona, Inc.,
MarineMax of Las Vegas,
Inc., and MarineMax TX,
L.P.

                             Contingent Liabilities


Repurchase obligations of Subsidiaries in connection with the sale of Retail Paper.

                                    Exhibit C
                                       To
                Amended and Restated Loan and Security Agreement

                                  SUBSIDIARIES




                                    Exhibit C
                                       to
                       Amended and Restated Loan Agreement

                         SUBSIDIARIES OF MARINEMAX, INC.

                         SUBSIDIARIES OF MARINEMAX, INC.

                                                TYPE OF              LOCATION OF                TYPE & PERCENTAGE
            NAME & ADDRESS                    ORGANIZATION            ACTIVITIES                   OF OWNERSHIP
            --------------                    ------------            ----------                   ------------
Bassett Boat Company of Florida, Inc.     Florida corporation          Florida           100% of the capital stock owned
700 South Federal Highway                                                                           by Company
Pompano Beach, FL 33062
Gulfwind South, Inc.                      Florida corporation          Florida           100% of the capital stock owned
14070 McGregor Blvd.                                                                                by Company
Ft. Myers, FL 33919
Gulfwind USA, Inc.                        Florida corporation          Florida           100% of the capital stock owned
18025 U.S. 19th North                                                                               by Company
Clearwater, FL 33764
MarineMax of Brevard County, Inc.         Delaware corporation         Florida           100% of the capital stock owned
1410 King Street                                                                                    by Company
Cocoa, FL 32922
Cochrans Marine, Inc.                    Minnesota corporation        Minnesota          100% of the capital stock owned
N. Hwy. 371                                                                                         by Company
P.O. Box 518
Walker, MN 56484
C&N Marine Corporation                   Minnesota corporation        Minnesota          100% of the capital stock owned
20300 County Road 81                                                                                by Company
P.O. Box 250
Rogers, MN 55374
Stovall Marine, Inc.                      Georgia corporation          Georgia           100% of the capital stock owned
5840 I-75 South                                                                                     by Company
Forest Park, GA 30297
MarineMax of Treasure Cove, Inc.          Delaware corporation           Ohio            100% of the capital stock owned
2555 N.E. Catawba Road                                                                              by Company
Port Clinton, OH 43452
MarineMax of North Carolina, Inc.            North Carolina         North Carolina       100% of the capital stock owned
130 Short Street                              corporation                                           by Company
Wrightsville Beach, NC 28480
MarineMax Motor Yachts, Inc.              Delaware corporation         Florida           100% of the capital stock owned
2301 S.E. 17th Street                                                                               by Company
Ft. Lauderdale, FL 33316

                                                TYPE OF              LOCATION OF                TYPE & PERCENTAGE
            NAME & ADDRESS                    ORGANIZATION            ACTIVITIES                   OF OWNERSHIP
            --------------                    ------------            ----------                   ------------
MarineMax of New Jersey, Inc.             Delaware corporation        New Jersey         100% of the capital stock owned
18167 U.S. 19 N.                                                                                    by Company
Suite 499
Clearwater, FL 33764
MarineMax of New Jersey II, Inc.          Delaware corporation       New Jersey &        100% of the capital stock owned
18167 U.S. 19 N.                                                     Pennsylvania                   by Company
Suite 499
Clearwater, FL 33764
Harrison's Boat Center, Inc.             California corporation       California         100% of the capital stock owned
1928 Twin View Blvd.                                                                                by Company
Redding, CA 96003
Harrison's Marine Centers of Arizona,     Arizona corporation          Arizona           100% of the capital stock owned
Inc.                                                                                                by Company
1840 East Broadway Road
Tempe, AZ 85282
MarineMax of Las Vegas, Inc.              Delaware corporation          Nevada           100% of the capital stock owned
3800 Boulder Highway                                                                                by Company
Las Vegas, NV 89121
11502 Dumas, Inc.                          Nevada corporation           Texas            100% of the capital stock owned
2551 S. Shore Harbour Blvd., Suite C                                                                by Company
League City, TX 77573
Dumas GP, L.L.C.                            Delaware limited            Texas           100% of the membership interests
2551 S. Shore Harbour Blvd., Suite C       liability company                               owned by 11502 Dumas, Inc.
League City, TX 77573
MarineMax TX, L.P.                           Texas limited              Texas          99% of the partnership units owned
2551 S. Shore Harbour Blvd., Suite C          partnership                              by 11502 Dumas, Inc. and 1% of the
League City, TX 77573                                                                   partnership units owned by Dumas
                                                                                                   GP, L.L.C.
Bassett Boat Company                      Florida corporation          Florida           100% of the capital stock owned
275 S.W. Monterey Road                                                                              by Company
Stuart, FL 34994

                                                TYPE OF              LOCATION OF                TYPE & PERCENTAGE
            NAME & ADDRESS                    ORGANIZATION           ACTIVITIES                   OF OWNERSHIP
            --------------                    ------------           ----------                   ------------
Dumas GP, Inc.                             Nevada corporation                           100% of the capital stock owned
18167 U.S. Highway 19 N.                                                                           by Company
Suite 499
Clearwater, FL 33764
MarineMax of Jacksonville, Inc.           Delaware corporation                          100% of the capital stock owned
18167 U.S. Highway 19 N.                                                                           by Company
Suite 499
Clearwater, FL 33764
MarineMax USA, Inc.                        Nevada corporation                           100% of the capital stock owned
18167 U.S. Highway 19 N.                                                                           by Company
Suite 499
Clearwater, FL 33764
Bassett Realty, L.L.C.                      Delaware limited           Florida          100% of the membership interests
700 South Federal Highway                  liability company                                    owned by Company
Pompano Beach, FL 33062
C & N Marine Realty, L.L.C.                 Delaware limited          Minnesota         100% of the membership interests
20300 County Road 81                       liability company                                    owned by Company
P.O. Box 250
Rogers, MN 55374
Gulfwind South Realty, L.L.C.               Delaware limited           Florida          100% of the membership interests
1146 6th Avenue South                      liability company                                    owned by Company
Naples, FL 33940
Harrison's Realty California, L.L.C.        Delaware limited         California         100% of the membership interests
1928 Twin View Blvd.                       liability company                                    owned by Company
Redding, CA 96003
Harrison's Realty, L.L.C.                   Delaware limited           Arizona          100% of the membership interests
1840 East Broadway Road                    liability company                                    owned by Company
Tempe, AZ 85085

                                                TYPE OF              LOCATION OF                TYPE & PERCENTAGE
            NAME & ADDRESS                    ORGANIZATION           ACTIVITIES                   OF OWNERSHIP
            --------------                    ------------           ----------                   ------------
Marina Drive Realty I, L.L.C.               Delaware limited          Minnesota         100% of the membership interests
N. Hwy. 371                                liability company                                    owned by Company
P.O. Box 518
Walker, MN 56484
Marina Drive Realty II, L.L.C.              Delaware limited          Minnesota         100% of the membership interests
N. Hwy. 371                                liability company                                    owned by Company
P.O. Box 518
Walker, MN 56484
Walker Marina Realty, L.L.C.                Delaware limited          Minnesota         100% of the membership interests
#1 Marina Drive                            liability company                                    owned by Company
Walker, MN 56484

                                    Exhibit D
                                       To
                Amended and Restated Loan and Security Agreement

                               LIST OF LITIGATION

MarineMax, Inc.

         (a) MarineMax, Inc., plaintiff, v. Richard C. LaManna Jr., Richard C. LaManna III, and Darrell C. LaManna, defendants, U.S. District Court for the Middle District of Florida, Tampa Division, Cause No. 98-2429-CIV-T-25F, filed on 11/30/98.

         (b) Richard C. LaManna Jr., Richard C. LaManna III, and Darrell C. LaManna, plaintiffs, v. MarineMax, Inc., defendant, Superior Court of Shasta County, California, Cause No. 136666, filed on 12/21/98.

See the attached excerpt from the Company's 10K Form dated December 29, 1998, for a further description of the litigation described above.

MarineMax TX, L.P.

Larry and Mary Brown, individually and as personal representatives of the Estate of Christopher Brown and as next friend of Michael Brandon Brown, a minor, plaintiffs v. Premiere Marine, Inc. and Louis DelHomme Marine, defendants, Harris County District Court for the State of Texas, Cause No. 96-34353, filed on 6/26/97. This is a wrongful death action which is being defended by the insurance company.

         The following is a description of litigation contained in the Company's 10K Form dated December 29, 1998:

         The Company is involved in various legal proceedings arising out of its operations in the ordinary course of business. The Company does not believe that such proceedings, even if determined adversely, will have a material adverse effect on its business, financial condition, or results of operations.

         On November 28, 1998, the Company terminated for cause the employment of Richard C. LaManna Jr., Richard C. LaManna III, and Darrell C. LaManna (collectively, the "LaMannas") under their employment agreements dated as of March l, 1998. The Company also removed each of the LaMannas as officers of the Company. In accordance with the terms of the employment agreements, the Company ceased the payment of compensation to the LaMannas. The LaMannas have disputed the termination of their employment by the Company, including the termination of their compensation. As a result, the Company, on December 23, 1998, commenced binding arbitration before the American Arbitration Association in Tampa, Florida as required by the terms of the employment agreements. The Company's Demand for Arbitration and Statement of Claims to resolve any disputes arising out of the employment agreements was based on various breaches and acts of misconduct by the LaMannas.

         On November 30, 1998, the Company filed a lawsuit against the LaMannas in the United States District Court for the Middle District of Florida, Tampa Division, Case No. 98-2429-CIV-T-25F. The Company alleges that the LaMannas engaged in activities in connection with the Company's acquisition of Harrison's Boat Center, Inc., Harrison's Marine Center of Arizona, Inc., and related entities (collectively, "Harrison's") that constituted breaches of the representations and warranties in the merger documents. The complaint requests damages, attorneys' fees and costs, and a declaratory judgment regarding the Company's rights, status, and legal relations relative to, among other things, the LaMannas' agreement to indemnify the Company.

         On December 21, 1998, the LaMannas filed a lawsuit against the Company and certain of its directors in the Superior Court of Shasta County, California, Case No. 136666. The complaint alleges that the Company and certain of its officers and directors engaged in activities during and after the Company's acquisition of Harrison's that constituted fraud, constructive fraud, breach of fiduciary duty, conversion, breach of contract, wrongful termination in violation of public policy, age discrimination, discrimination based on perceived disability, intentional and negligent infliction of emotional distress, negligent misrepresentation, defamation, and conspiracy, all allegedly in violation of California state law. In particular, the plaintiffs allege that certain of the Acquired Dealers and certain of the Company's officers and directors (i) fraudulently induced the plaintiffs to sign various documents, including their employment agreements, (ii) did not treat the plaintiffs equitably in the merger valuation process, and (iii) terminated the plaintiffs without cause. The complaint requests damages, rescission, and punitive damages. The Company believes that this lawsuit is substantively without merit and is procedurally defective since, among other things, the claims set forth in the lawsuit either are subject to binding arbitration or are properly subject to the proceeding before the United States District Court for the Middle District of Florida. The Company intends to vigorously defend this action and to pursue its Florida Federal District Court action and the arbitration against the LaMannas.

                              OFFICER'S CERTIFICATE

         The undersigned hereby certifies that he is the Vice President of MARINEMAX, INC., a Delaware corporation ("Company"), and that he is authorized to execute this Certificate in connection with the Amended and Restated Loan and Security Agreement of even date herewith, between NationsCredit Distribution Finance, Inc., and NationsBank, N.A. and Borrowers ("Loan Agreement"). Terms are used herein as defined in the Loan Agreement.

         The undersigned further certifies as follows:

         1. No Default or Event of Default exists on the date hereof to be best of the knowledge of the undersigned.

         2. The representations and warranties set forth in Article V of the Loan Agreement are true and correct in all material respects as of the date hereof.

         3. Borrowers have complied with all agreements and conditions to be complied with by it under the Loan Agreement on or prior to the effective date thereof.



         IN WITNESS WHEREOF, this Certificate is signed as of March 18, 1999.


                                     /s/ Michael H. McLamb
                                     ___________________________________________
                                     Title: Vice President